SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) Dec. 6, 2002




                           CPI CORP.
_________________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
_________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri         63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)




ITEM 5.   OTHER EVENTS

A. On December 6, 2002, CPI Corp. issued the following press release announcing third quarter FY 2002 results.

     CPI CORP.
     NEWS FOR IMMEDIATE RELEASE   FOR RELEASE DECEMBER 6, 2002

     FOR FURTHER INFORMATION CONTACT:

      NAME: Jane Nelson                FROM: CPI Corp.
      ADDRESS: 1706 Washington Avenue  CITY: St. Louis
      STATE, ZIP: Missouri  63103      TELEPHONE: (314)231-1575

     ----------------------------------------------------------

     FOR FURTHER INFORMATION AT FRB/WEBERSHANDWICK
      Mark Muehlfelt, Chicago 312/640-6767



          CPI CORP. ANNOUNCES THIRD QUARTER FY 2002 RESULTS
          -------------------------------------------------

           - Third quarter reported results
               - $4.4 million net loss or $.54 per share
               - Including impairment losses of $2.7 million
                 or $.34 per share
           - Continued positive impact of cost controls
           - Substantially improved sales results for the first three weeks of the fourth quarter

     ST. LOUIS, MO, DECEMBER 5, 2002 - CPI CORP. (NYSE-CPY) today reported net losses for the 16-week third quarter ended November 9, 2002 of $4.4 million, or $.54 loss per share, compared to net income of $153,000, or $.02 earnings per share reported in the comparable fiscal quarter of 2001.
     The third quarter of 2002 included a $2.7 million, or $.34 per share, after-tax expense, non-cash charge, related primarily to the write-off or write-down of certain previously capitalized technology development costs and a $232,000 or $.03 per share, after-tax expense related to the early retirement of a senior executive. Total net sales for the third quarter of 2002 were $90.2 million, down $6.7 million or 6.9 percent from the $96.9 million recorded in 2001.

     Net sales for the Portrait Studios segment in the third quarter of 2002 decreased $6.7 million or 6.9 percent to $90.0 million from the $96.7 million recorded in the third quarter of 2001, as a 13.6 percent decrease in sittings from 1,719,000 to 1,484,000 was only partially offset by a 7.7 percent increase in average sales per customer sitting from $56.24 to $60.57. The decrease in sittings continues to be a function of significantly reduced sittings related to the Company's package offers. The decline in package sittings is attributable to both the impacts of a larger percentage of the Company's customers choosing the higher value custom offer versus the package offer and the effects of competitors with lower price package offers.
     The increase in average sales per customer sitting is primarily the result of the Company's success in converting more of its customers to the higher value custom offer and the Company's decision made during the second quarter to begin selling custom proof sheets which had previously been provided free of charge as part of the custom offer.

     The operating loss for the Portrait Studios segment in the third quarter of 2002 was $657,000 compared to the $5.3 million in operating earnings recorded in the same timeframe in 2001. Operating results for the 2002 third quarter were significantly impacted by the $4.2 million pre-tax, non-cash charge related to the write-off or write-down of certain previously capitalized technology development costs (see further details below).

     Exclusive of these write-offs and write-downs, lower operating expenses partially offset the lower sales results. The lower operating expenses are due to reduced cost of sales and commissions attributable to lower sales, reduced depreciation expense due to certain assets becoming fully depreciated, reduced credit card fees due to credit card transactions being processed directly by Sears and other various reductions resulting from the Company's continuing focus on expense reductions.

     During the third quarter of fiscal 2002, management completed its previously announced review of the infrastructure and platform from which it delivers technology development and support services. The objectives of the review were to 1) improve focus on and support for the Company's core portraiture business,
     2) improve organizational functionality and systems flexibility, and 3) eliminate duplicative cost structures.

     To achieve the aforementioned objectives, the Company is in the process of transferring the technology development activities, previously performed by its subsidiary Centrics Technology, Inc. ("Centrics"), back into a newly reorganized and right-sized corporate technology function. In addition, the Company will no longer pursue the sale of consulting and software development to third parties. As a result of these decisions, the Company is currently negotiating with management of Centrics for the acquisition of the stock of Centrics by its management group. If an agreement is reached, the Company anticipates the transaction will close prior to the end of its current fiscal year. If an agreement is not reached, all of the aforementioned transfer and reorganization activities will still be completed by the end of the Company's current fiscal year.

     Under either the sale or transfer of activities scenarios, the Company expects to incur certain fourth quarter charges to earnings when the ultimate outcome is known. Under either the sale or transfer of activities scenarios, the Company anticipates incurring a charge for employee severance ranging from approximately $450,000 to $550,000. Under the sale scenario, the Company would record a loss on sale ranging from approximately $150,000 to $200,000, representing the excess of the net book value of assets transferred over liabilities assumed, without giving effect to the contingent consideration to be received in the form of royalties on future sales of consulting services and/or software by the buyer. Under the transfer scenario, the Company would also incur a charge for anticipated settlement of the existing Centrics office lease of approximately $284,000, representing the remaining lease payments under the lease and assuming no sub-lease rentals or negotiated settlements.

     Through the elimination of the currently existing duplicative cost structures and the reorganization and right-sizing of the newly formed corporate technology group, the Company anticipates annualized payroll costs savings beginning in fiscal 2003 of approximately $4.0 million.

     As part of the ongoing transfer and reorganization activities, certain strategic technology decisions were made in the third quarter of fiscal 2002 that either reduce or eliminate the future utility of certain historic capitalized technology development costs necessitating a write-down or write-off of these costs, thus resulting in a pre-tax, non-cash, charge of $4.2 million. The impacted development activities include a proprietary digital camera development project ($2.9 million, including $2.5 million in equipment costs), a digital manufacturing system ($445,000) and, a portion of the store automation system platform ($863,000). In the case of both the digital camera project and the digital manufacturing system, the Company has made the decision to prospectively utilize commercially-available cameras and digital manufacturing software. The Company's change in technology direction and its decision to no longer pursue the sale of technology services to third parties resulted in the need to write-off a portion of its store automation system capitalized software code.

     General corporate expenses increased $1.3 million between quarters due to increases in supplemental retirement benefit plan costs, workers' compensation costs, professional service fees and severance costs in the third quarter of 2002 compared to 2001.

     The Company further reported net losses for the 40-week, first three quarters ended November 9, 2002 of $4.8 million, or $.60 loss per share, compared to the $925,000, or $.12 loss per share, reported in the comparable period of fiscal 2001. Total net sales for the first three quarters of 2002 were $208.7 million, down $12.3 million or 5.5 percent from the $221.0 million recorded in 2001. The first three quarters of 2001 included a $1.4 million, or $.18 loss per share, after-tax charge for costs primarily associated with executive retirements and employee severance. The first three quarters of 2002 included a $420,000, or $.05 per share, after-tax expense related to the final phase of the Company's strategic planning initiative, a $2.7 million, or $.34 per share, after-tax expense, non-cash charge, related primarily to the write-off or write-down of certain previously capitalized technology development costs and a $232,000 or $.03 loss per share, after-tax expense related to the early retirement of a senior executive.

     Net sales for the Portrait Studios segment in the first three quarters of 2002 decreased $12.9 million or 5.9 percent to $207.8 million from the $220.7 million recorded in the first three quarters of 2001, as a 10.4 percent decrease in sittings from 3,821,000 to 3,425,000 was only partially offset by a 5.1 percent increase in average sales per customer sitting from $57.73 to $60.65. The decrease in sittings is attributable to the effects of an early Easter that historically results in reduced sittings in the first quarter and significantly reduced sittings related to the Company's package offers. The decline in package sittings is attributable to both the impacts of a larger percentage of the Company's customers choosing the higher value custom offer versus package offer and the effects of competitors with lower price package offers. The increase in average sales per customer sitting is primarily the result of the Company's success in converting more of its customers to the higher value custom offer and the Company's decision made during the second quarter to begin selling custom proof sheets which had previously been provided free of charge as part of the custom offer.

     Operating earnings for the Portrait Studios segment for the first three quarters of 2002 decreased $6.8 million or 51.3 percent to $6.4 million from the $13.2 million recorded in the same timeframe in 2001 primarily due to the $4.2 million non-cash charge related to the write-off or write-down of certain previously capitalized technology development costs.

     Exclusive of these write-off and write-down amounts, lower operating expenses partially offset the lower sales results. The lower operating expenses resulted from reduced cost of sales and commissions attributable to lower sales, reduced advertising expense resulting principally from planned reductions in spring television and direct mail advertising, reduced depreciation expense due to certain assets becoming fully depreciated, reduced credit card fees due to credit card transactions being processed directly by Sears and other various reductions resulting from the Company's continuing focus on expense reductions.

     General corporate expenses increased $2.3 million between the first three quarters of 2002 compared to the first three quarters of 2001 primarily due to the incurrence in 2002 of additional professional service fees, which included $688,000 associated with the final phase of the Company's strategic planning initiative and increases in supplemental retirement benefit plan costs, workers' compensation and severance costs.

     Commenting, J. David Pierson, Chairman and Chief Executive Officer, said, "Our sales performance is currently the result of a significant decline in traffic in our studios. However, during the first three weeks of the all-important fourth quarter, our sales performance has improved substantially compared to the downward trend experienced in the first three quarters resulting in sales being comparable to the prior year period. This improved sales performance is the result of higher average sales per customer sitting more than offsetting a decline in sittings from the comparable prior year period. We will continue to look for ways to improve our near-term sales results, however, as I have said in the past, meaningful and lasting improvements in our sales performance will take longer than we had originally hoped for and will be driven by the successful execution of our strategic initiatives in 2003 and beyond for Sears Portrait Studios and our new businesses."

     Continuing, he said, "Our effective management of our costs continues to prevent a substantial portion of our sales shortfall from falling to the bottom line. This quarter we took several steps in our technology support and service area that we are confident will improve our focus on our core business, improve our functionality and flexibility, and substantially reduce our costs going forward. We look forward to completing and reporting in our fourth quarter the results of several additional currently in-process enterprise cost reduction/process improvement initiatives related to 1) manufacturing capacity, 2) the cost efficiency of our advertising programs and expenditures, and 3) the overall level of our corporate support expenses."


     Commenting on the implementation status of the Company's recently announced strategic initiatives, Pierson added, "We continue to make progress on our initiatives relating to improving our performance in the Sears Portrait Studios. Specifically, we have focused our third quarter efforts on improving the customer experience by developing a model that begins to streamline the transaction while also identifying the skills needed to consistently recruit and develop high caliber studio managers and associates. In the first quarter of 2003, we also expect to introduce the availability of digitally enhanced product into all of our studios, and after Easter we will begin the initial rollout and conversion of a targeted number of studios to the full digital format. As a result of the studio-wide roll out of digitally enhanced product in early 2003 and its early positive acceptance by our customers in our current test markets, we have decided to initially reduce the number of full digital studio conversions in 2003 from the originally-planned 120 to approximately 40."

     Continuing as to strategy implementation, he added, "We also remain on or ahead of schedule with respect to our new business initiatives, mobile photography, initially via childcare centers and our planned entry into the Mexican market. With respect to our new childcare business, we are so encouraged by the reception in our initial St. Louis market that we have decided to accelerate our entry into other markets. Accordingly, by the end of fiscal 2003, we now plan to have entered 15 markets compared to the original plan of three. In Mexico, we are in the final stages of contract negotiations with our targeted host which still calls for opening our first studio in February 2003."

                        * * * * * * * * * *

     The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 and involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, which are identified by such words as "intends", "expects", "anticipates" or words of similar import, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to: customer demand for the Company's products and services, the overall level of economic activity in the Company's major markets, competitors' actions, manufacturing interruptions, dependence on certain suppliers, changes in the Company's relationship with Sears, Roebuck and Company ("Sears") and the condition and strategic planning of Sears, fluctuations in operating results, the condition of Prints Plus, the attraction and retention of qualified personnel and other risks as may be described in the Company's filings with the Securities and Exchange Commission.


     A conference call and audio web-cast are scheduled for 10:00 a.m. Central Standard Time on Friday,
     December 6, 2002, to discuss the financial results of the third quarter and provide a company update. To participate in the conference call, call 800-437-4632 or 706-634-1012 at least 5 minutes before start time. The web-cast can be accessed on the company's own site at http://www.cpicorp.com as well as http://www.companyboardroom.com. To listen to the live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. A replay will be available on the above web sites as well as by dialing 800-642-1687 or 706-645-9291 and providing confirmation code 6784520. The replay will be available through December 13, 2002 by phone and for approximately 30 days on the Internet.

     The company anticipates filing its 10-Q Quarterly Report with the Securities and Exchange Commission on or about
     December 9, 2002.

     CPI Corp. is a consumer services company, offering photography services through Sears Portrait Studios in the United States, Puerto Rico and Canada, photofinishing services through the searsphotos.com website and store systems technology and software development through Centrics Technology, Inc. CPI Corp. is traded on the
     New York Stock Exchange.


























CPI CORP. CONDENSED STATEMENTS OF EARNINGS - FOR THE SIXTEEN WEEKS ENDED NOVEMBER 9, 2002 and NOVEMBER 10, 2001
(In thousands except per share amounts) (Unaudited)
                                               16 Weeks Ended
                                           -----------------------
                                            11/09/02    11/10/01
Net sales:
 Portrait studios                          $  89,992   $  96,711
 Technology development                        1,205         933
 Intersegment sales                           (1,007)       (772)
                                           ----------  ----------
   Total net sales                         $  90,190   $  96,872
                                           ==========  ==========
Operating earnings:
 Portrait studios                          $    (657)  $   5,337
 Technology development                         (927)       (487)
                                           ----------  ----------
   Total operating earnings                $  (1,584)  $   4,850
General corporate expense                      5,065       3,748
                                           ----------  ----------
Income (loss) from operations                 (6,649)      1,102
Interest expense                               1,023       1,228
Interest income                                  501         619
Other income (expense), net                       37        (372)
                                           ----------  ----------
Earnings (loss) from continuing operations
 before income taxes                          (7,134)        121
Income tax expense (benefit)                  (2,782)        (32)
                                           ----------  ----------
Net earnings (loss) from continuing
 operations                                   (4,352)        153
Loss on disposal net of income tax benefits        -           -
                                           ----------  ----------
Net earnings (loss) from discontinued
 operations                                        -           -
                                           ----------  ----------
Net earnings (loss)                        $  (4,352)  $     153
                                           ==========  ==========
Earnings (loss) per common share - diluted
   From continuing operations              $   (0.54)  $    0.02
   From discontinued operations                    -           -
                                           ----------  ----------
      Net earnings (loss)- diluted         $   (0.54)  $    0.02
                                           ==========  ==========
Earnings (loss) per common share-basic
   From continuing operations              $   (0.54)  $    0.02
   From discontinued operations                    -           -
                                           ----------  ----------
      Net earnings (loss)- basic           $   (0.54)  $    0.02
                                           ==========  ==========
Weighted average number of common and
 common equivalent shares outstanding:
    Diluted                                    8,044       7,983
    Basic                                      8,044       7,913

CPI CORP. CONDENSED STATEMENTS OF EARNINGS - FOR THE FORTY WEEKS ENDED NOVEMBER 9, 2002 and NOVEMBER 10, 2001
(In thousands except per share amounts) (Unaudited)
                                              40 Weeks Ended
                                          -----------------------
                                           11/09/02    11/10/01
 Net sales:
  Portrait studios                         $ 207,797   $ 220,734
  Technology development                       3,377       2,377
  Intersegment sales                          (2,428)     (2,141)
                                           ----------  ----------
   Total net sales                         $ 208,746   $ 220,970
                                           ==========  ==========
Operating earnings:
 Portrait studios                          $   6,425   $  13,188
 Technology development                       (1,371)     (1,178)
                                           ----------  ----------
   Total operating earnings                $   5,054   $  12,010
General corporate expense                     11,848       9,505
                                           ----------  ----------
Income (loss) from operations                 (6,794)      2,505
Interest expense                               2,793       3,304
Interest income                                1,608       1,313
Other income (expense), net                       79      (2,052)
                                           ----------  ----------
Earnings (loss) from continuing operations
 before income taxes                          (7,900)     (1,538)
Income tax expense (benefit)                  (3,081)       (613)
                                           ----------  ----------
Net earnings (loss) from continuing
 operations                                   (4,819)       (925)
Loss on disposal net of income tax benefits        -           -
                                           ----------  ----------
Net earnings (loss) from discontinued
 operations                                        -           -
                                           ----------  ----------
Net earnings (loss)                        $  (4,819)  $    (925)
                                           ==========  ==========
Earnings (loss) per common share - diluted
   From continuing operations              $   (0.60)  $   (0.12)
   From discontinued operations                    -           -
                                           ----------  ----------
      Net earnings (loss)- diluted         $   (0.60)  $   (0.12)
                                           ==========  ==========
Earnings (loss) per common share-basic
   From continuing operations              $   (0.60)  $   (0.12)
   From discontinued operations                    -           -
                                           ----------  ----------
      Net earnings (loss)- basic           $   (0.60)  $   (0.12)
                                           ==========  ==========
Weighted average number of common and
 common equivalent shares outstanding:
    Diluted                                    8,039       7,809
    Basic                                      8,039       7,809
CPI CORP. CONDENSED STATEMENTS OF EARNINGS - FOR THE FIFTY-TWO WEEKS ENDED NOVEMBER 9, 2002 and NOVEMBER 10, 2001
(in thousands except per share amounts) (Unaudited)
                                              52 Weeks Ended
                                          -----------------------
                                           11/09/02    11/10/01
Net sales:
 Portrait studios                          $ 305,540   $ 316,027
 Technology development                        4,035       3,265
 Intersegment sales                           (2,914)     (2,141)
                                           ----------  ----------
   Total net sales                         $ 306,661   $ 317,151
                                           ==========  ==========
Operating earnings:
 Portrait studios                          $  25,281   $  29,856
 Technology development                       (1,928)       (839)
                                           ----------  ----------
   Total operating earnings                $  23,353   $  29,017
General corporate expense                     16,555      13,837
                                           ----------  ----------
Income (loss) from operations                  6,798      15,180
Interest expense                               3,717       4,428
Interest income                                2,074       1,835
Other income (expense), net                   (2,051)     (1,943)
                                           ----------  ----------
Earnings (loss) from continuing operations
 before income taxes                           3,104      10,644
Income tax expense (benefit)                     845       3,651
                                           ----------  ----------
Net earnings (loss) from continuing
 operations                                    2,259       6,993
Loss on disposal net of income tax benefits        -        (231)
                                           ----------  ----------
Net earnings (loss) from discontinued
 operations                                        -        (231)
                                           ----------  ----------
Net earnings (loss)                        $   2,259   $   6,762
                                           ==========  ==========
Earnings (loss) per common share - diluted
   From continuing operations              $    0.28   $    0.89
   From discontinued operations                    -       (0.03)
                                           ----------  ----------
      Net earnings (loss)- diluted         $    0.28   $    0.86
                                           ==========  ==========
Earnings (loss) per common share-basic
   From continuing operations              $    0.28   $    0.90
   From discontinued operations                    -       (0.03)
                                           ----------  ----------
      Net earnings (loss)- basic           $    0.28   $    0.87
                                           ==========  ==========
Weighted average number of common and
 common equivalent shares outstanding:
    Diluted                                    8,069       7,884
    Basic                                      8,017       7,761
CPI CORP.
ADDITIONAL OPERATING INFORMATION (Unaudited)
SIXTEEN WEEKS ENDED NOVEMBER 9, 2002 AND NOVEMBER 10, 2001
                                         16 Weeks Ended
                                       ------------------
                                       11/09/02  11/10/01
                                       --------  --------
Sittings: (in thousands)
 Custom                                    892       946
 Package                                   592       773
                                       --------  --------
      Total sittings                     1,484     1,719
                                       ========  ========
Average sales per customer (in dollars)
  Custom                               $ 71.16   $ 67.48
  Package                              $ 44.65   $ 42.44
       Overall                         $ 60.57   $ 56.24

EBITDA is calculated as follows:
 Net earnings (loss)                   $(4,352)  $   153
 Income tax expense (benefit)           (2,782)      (32)
 Interest expense                        1,023     1,228
 Depreciation and amortization           5,865     7,247
 Other non-cash charges                  4,436         -
                                       --------  --------
EBITDA (1) & (3)                       $ 4,190   $ 8,596
                                       ========  ========
EBITDA margin (2) & (3)                   4.65%     8.87%
Capital expenditures (in thousands $)  $ 3,527   $ 4,945
Number of studios                        1,031     1,034

(1) EBITDA represents earnings in thousands of dollars before interest expense, income taxes, depreciation and amortization and other non-cash charges such as the impairment losses recorded in the 16 weeks ended November 9, 2002 in the amount of $4.4 million. EBITDA is included because it is one measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.
(2) EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.
(3) EBITDA and EBITDA margin have not been adjusted for the following expenses incurred in the periods indicated below (in thousands):

                                        16 Weeks Ended
                                       ------------------
                                       11/09/02  11/10/01
                                       --------  --------

Management repositioning charges       $     -   $     -
Strategic planning expenses                 39         -
Senior executive early retirement          380         -
                                       --------  --------
Total                                  $   419   $     -
                                       ========  ========
CPI CORP.
ADDITIONAL OPERATING INFORMATION (Unaudited)
FORTY WEEKS ENDED NOVEMBER 9, 2002 AND NOVEMBER 10, 2001
                                         40 Weeks Ended
                                       ------------------
                                       11/09/02  11/10/01
                                       --------  --------
Sittings: (in thousands)
 Custom                                  2,051     1,987
 Package                                 1,374     1,834
                                       --------  --------
      Total sittings                     3,425     3,821
                                       ========  ========
Average sales per customer (in dollars)
  Custom                               $ 70.83   $ 69.58
  Package                              $ 45.46   $ 44.88
       Overall                         $ 60.65   $ 57.73

EBITDA is calculated as follows:
 Net earnings (loss)                   $(4,819)  $  (925)
 Income tax expense (benefit)           (3,081)     (613)
 Interest expense                        2,793     3,304
 Depreciation and amortization          15,996    18,300
 Other non-cash charges                  4,436         -
                                       --------  --------
EBITDA (1) & (3)                       $15,325   $20,066
                                       ========  ========
EBITDA margin (2) & (3)                   7.34%     9.08%
Capital expenditures (in thousands $)  $ 8,054   $14,701
Number of studios                        1,031     1,034

(1) EBITDA represents earnings in thousands of dollars before interest expense, income taxes, depreciation and amortization and other non-cash charges such as the impairment losses recorded in the 16 weeks ended November 9, 2002 in the amount of $4.4 million. EBITDA is included because it is one measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.
(2) EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.
(3) EBITDA and EBITDA margin have not been adjusted for the following expenses incurred in the periods indicated below (in thousands):

                                        40 Weeks Ended
                                       ------------------
                                       11/09/02  11/10/01
                                       --------  --------

Management repositioning charges       $     -   $ 1,700
Strategic planning expenses                688         -
Senior executive early retirement          380         -
                                       --------  --------
Total                                  $ 1,068   $ 1,700
                                       ========  ========










CPI CORP.
ADDITIONAL OPERATING INFORMATION (Unaudited)
FIFTY-TWO WEEKS ENDED NOVEMBER 9, 2002 AND NOVEMBER 10, 2001
                                         52 Weeks Ended
                                       ------------------
                                       11/09/02  11/10/01
                                       --------  --------
Sittings: (in thousands)
 Custom                                  3,052     2,843
 Package                                 2,087     2,704
                                       --------  --------
      Total sittings                     5,139     5,547
                                       ========  ========
Average sales per customer (in dollars)
  Custom                               $ 70.27   $ 69.67
  Package                              $ 43.57   $ 43.55
       Overall                         $ 59.42   $ 56.94

EBITDA is calculated as follows:
 Net earnings (loss)                   $ 2,259   $ 6,993
 Income tax expense (benefit)              845     3,651
 Interest expense                        3,717     4,428
 Depreciation and amortization          21,464    23,886
 Other non-cash charges                  4,436         -
                                       --------  --------
EBITDA (1) & (3)                       $32,721   $38,958
                                       ========  ========
EBITDA margin (2) & (3)                  10.67%    12.28%
Capital expenditures (in thousands $)  $ 8,112   $15,999
Number of studios                        1,031     1,034

(1) EBITDA represents earnings in thousands of dollars before interest expense, income taxes, depreciation and amortization and other non-cash charges such as the impairment losses recorded in the 16 weeks ended November 9, 2002 in the amount of $4.4 million. EBITDA is included because it is one measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.
(2) EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.
(3) EBITDA and EBITDA margin have not been adjusted for the following expenses incurred in the periods indicated below (in thousands):

                                        52 Weeks Ended
                                       ------------------
                                       11/09/02  11/10/01
                                       --------  --------

Management repositioning charges       $ 2,600   $ 1,900
Strategic planning expenses                688         -
Senior executive early retirement          380         -
                                       --------  --------
Total                                  $ 3,668   $ 1,900
                                       ========  ========











CPI CORP.
CONDENSED BALANCE SHEETS - FOR NOVEMBER 9, 2002, AND
NOVEMBER 10,2001  (in thousands) (Unaudited)

                                     Nov. 9,         Nov. 10,
                                       2002            2001
                                    -----------     ----------
Assets

  Current assets:
   Cash and cash equivalents         $   25,343    $    23,099
   Other current assets                  50,597         48,176
  Net property and equipment             51,493         69,090
  Other assets                           34,628         31,512
                                     -----------   ------------
    Total assets                     $  162,061    $   171,877
                                     ===========   ============


Liabilities and stockholders' equity

  Current liabilities                $   56,541    $    57,674
  Long-term obligations                  34,103         42,619
  Other liabilities                      12,049         10,991
  Stockholders' equity                   59,368         60,593
                                     -----------   ------------
    Total liabilities and
      stockholders' equity           $  162,061    $   171,877
                                     ===========   ============






















SIGNATURE



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                  CPI CORP.
                                  ---------------------------
                                  (Registrant)




                              By: /s/ Gary W. Douglass
                                  ---------------------------
                                  Gary W. Douglass
                                  Authorized Officer and
                                  Principal Financial Officer



Dated: December 6, 2002